Exhibit 99.1
Terayon Announces Expected Restatement of Financial Statements
Santa Clara, California — November 8, 2006 — Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) today announced that the Audit Committee of the Board of Directors, upon the recommendation of management, has concluded that the Company’s consolidated financial statements for the years ended December 31, 2003, 2002 and 2000 and for the quarters of 2003, 2002 and 2000 should no longer be relied upon. The restatement of financial statements for 2003 will correct errors primarily relating to the recognition of revenue, cost of goods sold and estimates of reserves. The restatement of financial statements for 2000 and 2002 will correct errors primarily relating to the need to separately value and account for an embedded derivative option associated with the Company’s 5% convertible subordinated notes issued in July 2000, and other accrual estimates. While no determination was made that the financial statements for 2001 cannot be relied upon, adjustments will be made to 2001 that will be reflected in the financial statements that the Company will include in its periodic reports to be filed with the Securities and Exchange Commission. Management currently expects the audit, re-audit and restatement process, as well as the filings of its periodic reports with restated financial statements, to be completed by the end of the 2006 calendar year.
The Audit Committee’s determination represents the completion of the Company’s previously announced review of accounting policies and practices for periods prior to 2004. In March 2006, the Company announced that it will restate its consolidated financial statements for the year ended December 31, 2004, and for the four quarters of 2004 and the first two quarters of 2005. The restatements are not expected to affect reported cash balances for any restated period.
The Audit Committee discussed management’s conclusions with Stonefield Josephson, Inc., the Company’s current independent auditor. Stonefield Josephson, Inc. has been engaged to audit the Company’s consolidated financial statements for the year ended December 31, 2003.

The actual amounts of adjustments to be made in any annual or quarterly period are being determined by management and will be audited and reviewed, as applicable, by Stonefield Josephson, Inc. There can be no assurance that management or the Company’s independent auditor will not identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company’s prior financial results for additional annual or quarterly periods.
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this news release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to Terayon’s ability to complete the restatements and file its periodic reports containing financial statements by the end of the 2006 calendar year in order to regain compliance with Securities and Exchange Commission (“SEC”) reporting requirements. There can be no assurance as to when Terayon’s processes, such as the restatements of its annual and quarterly financial statements, the audit and review, as applicable, of its annual and quarterly financial statements by its independent auditor, the filing of its Forms 10-K and 10-Q amendments thereto and compliance with SEC reporting requirements, will be completed, if at all, that the restatements will not result in a finding of one or more material weaknesses in internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation, audit and review of the consolidated financial statements, that adjustments for other periods will not be required, the need for and effective implementation of any related corrective actions, and the ability of our independent auditors to complete the audit and review, as applicable, of the restated financial statements for prior periods. We may not be able to complete the audit, re-audit and restatement process by the end of the 2006 calendar year, or at all. In addition, our financial results, liquidity and stock price may suffer as a result of the restatements, the cost of completing the restatements and the audit and review of the Company’s financial statements, the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward, any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatements of the Company’s financial statements, the review and application of the Company’s accounting processes, policies and procedures, and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, expected, anticipated, or implied in any forward-looking statement. Additional information concerning these and other risks affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the SEC, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.
About Terayon
     Terayon Communication Systems, Inc. provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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